UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) December 13, 2011

Dominion Resources, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia (State or other jurisdiction of incorporation)	001-08489 (Commission File Number)	54-1229715 (IRS Employer Identification No.)

120 Tredegar Street Richmond, Virginia (Address of Principal Executive Offices)	23219 (Zip Code)

Registrant’s Telephone Number, Including Area Code (804) 819-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 13, 2011, the Board of Directors of Dominion Resources, Inc. (the “Company”) adopted amended and restated Bylaws effective as of such date.   The Bylaws were amended and restated to implement the following revision:

Article XVII.  Director Resignations and Removals.  This section was revised to change the voting requirement for removal of Directors from an affirmative vote of at least two thirds of the outstanding shares entitled to vote to a majority of the votes entitled to be cast on the matter.  This revision is consistent with the existing voting requirements contained in the Company’s Articles of Incorporation as amended and restated effective May 20, 2010.

The foregoing is a brief description of the amendments to the Company’s Bylaws and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws which are filed as Exhibit 3.1.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
3.1	Dominion Resources, Inc. Bylaws Amended and Restated, effective December 13, 2011 (filed herewith).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION RESOURCES, INC. Registrant

/s/ Carter M. Reid
Carter M. Reid Vice President, General Counsel, Chief Compliance Officer & Corporate Secretary

Date:  December 14, 2011